EXHIBIT 10-4
                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is made this 17th day of January, 1997, by and between Jones, Foster, Johnston & Stubbs, P.A. 505 S. Flagler Drive, Suite 1100, West Palm Beach, FL 33402 ("Consultant") and Medical Industries of America, Inc., a Florida corporation with its principal office at 1903 South Congress avenue, Boynton Beach, Florida 33426 ("Client").

      WHEREAS, Consultant has experience in providing corporate and securities advice for emerging private and public companies; and

      WHEREAS, Client has retained and desires to continue to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledge, Consultant and Client agree as follows:

      1. ENGAGEMENT. Client hereby engages Consultant to provide Client with services (as defined below), effective as of January 17, 1997 and continuing through the Initial Consulting Period (as defined below).

      2. SCOPE OF SERVICES TO BE PROVIDED. Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement and agrees to provide the consulting services, which shall consist of but not be limited to:

            A. Providing advice and analysis to Client in connection with business litigation and related legal matters.

            B. Assist Client with litigation matters relative to regulatory agencies, i.e. United States Securities and Exchange Commission ("SEC"), National Association of Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD"), Florida Division of Securities ("FDS"), etc. including filings, disclosure, press releases, listing requirements and the like.

            C. Assist Client in negotiating joint venture opportunities.

      THIS AGREEMENT SHALL EXPRESSLY EXCLUDE MATTERS RELATING TO CAPITAL RAISING ASSISTANCE.

      3. TERM. This Agreement shall be terminable at will by either party. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligation hereunder after the effective date of termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the services shall continue until such fees, costs and expenses are paid in full by Client.

      4. TIME AND EFFORT OF CONSULTANT. Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

      5. COMPENSATION. Compensation to be paid to Consultant for the services provided under this Agreement shall be 15,000 common shares in the form of the Client's common shares of stock ("Shares"), in lieu of cash, determined by the closing bid price of the date of the filing of the S-8 Registration Statement.

      6. REGISTRATION OF CLIENT'S SHARES. Immediately following the execution date hereof, Client will register the Shares with the SEC under a S-8 registration statement. At Client's sole discretion, the Shares may be issued or reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4 (2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance on reservation shall be in reliance on representations and warranties of Consultant set forth in Paragraph 13 (C) below.

      7. COSTS AND EXPENSES. Any expenses incurred by Consultant in carrying out the services set forth under this Agreement shall be reimbursed by Client within thirty (30) days written notice by Consultant.

      8. PLACE OF SERVICES. The services provided by Consultant hereunder will be performed primarily through Consultant's office, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

      9. INDEPENDENT CONTRACTOR. Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

      10. NO AGENCY EXPRESSED OR IMPLIED. This Agreement neither expressly nor impliedly creates a relationship of principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

      11. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant agrees that non-public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

            A. Non--public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

            B. Customer lists, call lists and other non-public customer data of Client;

            C. Memoranda, notes, records, sketches, plans, drawings and any media used to store, communicate, transmit, record or embody such Confidential Information of Client;

            D. Information treated, marked or otherwise identified by Client as confidential or as trade secrets. Consultant acknowledges that such Confidential Information represents legitimate, valuable and protected interest of Client and gives Client a competitive advantage, which would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be. Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interest of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and Confidential Information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

            12. REPRESENTATIONS AND WARRANTIES OF CLIENT.
                Client represents and warrants to Consultant that:

            A. CORPORATE EXISTENCE. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

            B. FINANCIAL INFORMATION. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph 14 (D) (I) which accurately sets forth the financial condition of Client as of the respective dates of such documents.

            C. NO CONFLICT. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

            D. FULL DISCLOSURE. The information concerning Client provided to Consultant pursuant of this Agreement is, to the best of Clients knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a materiel fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

            E. DATE OF REPRESENTATION AND WARRANTIES. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

      13. REPRESENTATIONS AND WARRANTIES OF CONSULTANT.
          Consultant represents and warrants to client that:

            A. PRIOR EXPERIENCE. Consultant has experience in the area of securities and corporate law litigation including mergers, if not all, of the services contemplated by this Agreement for the benefit of the Client.

            B. NO CONFLICT. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

            C. REGISTRATION AND/OR EXEMPTION OF THE SHARES. Consultant understands and acknowledges that any shares issued or reserved for issuance prior to registration will be so issued or reserved in reliance on the exemptions from registration provided by Section 4 (2) of The Act, Regulation D and applicable state securities laws. Representation and warranties by Consultant in this Paragraph 14 (C) will be used and relied upon by Client of Consultant pursuant to Section 4 (2) of the Act and Regulation D and immediately of any material changes of the representations made herein. In this regard, Consultant represents and warrants that:

                  i. Consultant has been furnished with a copy of Client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13 (a), 14 (a) and 15 (d) of the Securities and Exchange Act of 1934, as amended, including, but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements (the "Disclosure Documents").

                  ii. Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued and/or reserved for issuance, and to obtain any additional information which Client possesses or can acquire with out unreasonable effort or expense necessary to verify the accuracy of information furnished under Paragraph 14 (C) (I) of this Agreement.

                  iii. By reason of Consultant's knowledge and experience in financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Shares and client in general, and fully understands the speculative nature of such securities and the possibility of such loss.

                  iv. The present financial condition of Consultant is such that Consultant is not under any present or contemplated future need to dispose of any portion of the Shares, if any, to satisfy an existing or contemplated undertaking need or indebtedness.

                  v. Consultant is fully aware that any Shares issued to Consultant prior to registration will be Restricted Securities as defined by Rule 144 of the Act and that any resale of such securities by Consultant may be governed by Rule 144. Consultant is further aware of the specific restrictions on resale of such securities contained in Rule 144.

                  vi. Consultant will not sell. transfer or otherwise dispose of any Shares issued or reserved for issuance hereunder prior to registration except in compliance with the Act.

                  vii. Any and all certificates representing the Shares issued prior to registration of such Shares and any and all securities issued in replacement hereof or in exchange, therefore, shall bear the following legend:

                              The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted Securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration or pursuant to an exemption from registration under the act, the availability of which is to be established to the satisfaction of the company.

            D. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

     14. NON-EXCLUSIVE SERVICES. Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of a similar nature to any other individual or entity during the term hereof, without the written consent of Client. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

      15. FACSIMILE COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      16. CONSOLIDATION OR MERGER. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual. Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2, hereof, or the responsibilities, authority of powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written:
                              CONSULTANT
                              Jones, Foster, Johnston & Stubbs, P.A.

                              BY: /S/ PETER A. SACHS

                              CLIENT

                              MEDICAL INDUSTRIES OF AMERICA, INC.

                              BY: /S/ MICHAEL F. MORRELL